UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 31, 2005
Date of Report (Date of earliest event reported)

HAGGAR CORP.

(Exact name of registrant as specified in its charter)

NEVADA	0-20850	75-2187001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11511 Luna Road Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

(214) 352-8481
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

The Merger Agreement

Haggar Corp. (the “Company”) announced that it had entered into an Agreement and Plan of Merger, dated as of August 31, 2005 (the “Merger Agreement”), with Texas Clothing Holding Corp. (“Parent”) and Nevada Clothing Acquisition Corp., a direct wholly owned subsidiary of Parent (“Merger Sub”).  Parent and Merger Sub are entities affiliated with an investment group consisting of Infinity Associates LLC, Perseus, L.L.C. and Symphony Holdings Limited.

The Merger Agreement contemplates that Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”) in such merger as a direct wholly owned subsidiary of Parent (the “Merger”), and each outstanding share of common stock of the Company will be converted in the Merger into the right to receive $29.00 per share in cash.

The Company has made various representations and warranties and covenants in the Merger Agreement, including, among others, not to (A) solicit proposals relating to alternative business combination transactions or (B) subject to certain exceptions which permit the board of directors to comply with its fiduciary duties, enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions.  In addition, subject to certain exceptions which permit the board of directors to comply with its fiduciary duties, the Company’s board of directors has agreed to recommend that the Company’s stockholders vote in favor of and adopt and approve the Merger and the Merger Agreement.  The Merger Agreement also includes covenants pertaining to the operation of the Company’s business between execution of the Merger Agreement and the closing of the Merger.

Consummation of the Merger is subject to various conditions, including, among others, the approval and adoption of the Merger Agreement by the Company’s stockholders, the absence of certain legal impediments to consummation of the Merger, the receipt of certain regulatory approvals and Parent’s receipt of debt financing.

The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company may be required to pay Parent a termination fee equal to $7,000,000.  In addition, in certain circumstances where the Merger Agreement is terminated, including whenever the Merger Agreement is terminated and the Company is required to pay the termination fee to Parent, the Company is required to reimburse Parent for its fees and expenses incurred in connection with the Merger Agreement, up to a maximum of $1,000,000.

In the event that the Merger Agreement is terminated because the closing has not occurred by December 31, 2005 (or January 30, 2006 in the event Parent exercises its right to extend the termination date in order to obtain financing), and all conditions to closing the merger are satisfied at such time other than the condition that Parent will have received debt financing (and the failure of the debt financing to fund is not the result of the failure of any of the lenders’ conditions to be satisfied), then Parent is required to pay the Company a termination fee equal to $7,000,000 and to reimburse the Company for its fees and expenses incurred in connection with the Merger Agreement, up to a maximum of $1,000,000.

In connection with the execution of the Merger Agreement, each of Perseus Market Opportunity Fund, L.P. and Symphony Holdings Limited, affiliates of Parent and Merger Sub, separately agreed to provide limited guarantees of the liabilities of Parent and Merger Sub under the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Stock Voting Agreements

In connection with the execution of the Merger Agreement, each of J.M. Haggar, III, the Chairman of the Board and Chief Executive Officer of the Company, Frank D. Bracken, President, Chief Operating Officer and a member of the Board of Directors of the Company (the “Board”), Kahn Brothers & Co., Inc., which is an affiliate of Thomas G. Kahn, a member of the Board, and John C. Tolleson, a member of the Board, entered into separate Stock Voting Agreements, dated as of August 31, 2005, with Parent and the Company, pursuant to which, among other things, such individuals, in their capacity as stockholders, agreed to vote in favor of the Merger.  The Stock Voting Agreements will terminate upon the earlier to occur of (i) the termination of the Merger Agreement and (ii) the effective time of the Merger.

The foregoing description of the Stock Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the respective Stock Voting Agreement, which agreements are filed as Exhibits 99.1 – 99.4 and incorporated herein by reference.

The Non-Competition Agreements

In connection with the execution of the Merger Agreement, each of J.M. Haggar, III and Frank D. Bracken entered into separate Employee Confidential Information and Invention Assignment Agreements, dated as of August 31, 2005, with the Company (the “Non-Competition Agreements”), which will become effective upon the effective time of the Merger.  Pursuant to these agreements, Mr. Haggar agreed, among other things, not to compete with the Surviving Corporation for a period of two years following the termination of his employment by the Company; Mr. Bracken agreed not to compete with the Surviving Corporation for one year following his termination of employment by the Company; and Mr. Haggar acknowledged that the Company owns the HAGGAR trademark and agreed not to use his surname as a trademark, or for endorsement purposes, in a manner that infringes upon the Company’s trademark rights.

The foregoing description of the Non-Competition Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the respective Non-Competition Agreement, which agreements are filed as Exhibits 99.5 and 99.6 and incorporated herein by reference.

The Rights Agreement Amendment

On August 31, 2005, concurrently with the execution of the Merger Agreement, the Company and Mellon Investor Services LLC, as Rights Agent, entered into an amendment (the “Rights Agreement Amendment”) to the Rights Agreement, dated as of October 10, 2002 (the “Rights Agreement”). The Rights Agreement Amendment provides that neither the execution, delivery or performance of the Merger Agreement, the consummation of the Merger or the execution of the Stock Voting Agreements will trigger the separation or exercise of the stockholder rights or any adverse event under the Rights Agreement.  In particular, neither Parent nor Merger Sub shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) solely by virtue of the execution, delivery or performance of the Merger Agreement, the consummation of the Merger or the execution of the Stock Voting Agreements.  The Rights Agreement Amendment also provides that the Rights Agreement will terminate immediately prior to the effective time of the Merger.

The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement Amendment filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 3.03               Material Modification to Rights of Security Holders.

The information provided in the last two paragraphs of Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.  In addition, the operating covenants in the Merger Agreement provide, among other things and subject to certain exceptions, that without Parent’s prior consent the Company may not declare or pay any dividends other than its regular quarterly cash dividend.

Item 7.01               Regulation FD Disclosure.

On September 1, 2005, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is furnished as Exhibit 99.7.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

2.1           Agreement and Plan of Merger, dated as of August 31, 2005, among Texas Clothing Holding Corp., Nevada Clothing Acquisition Corp. and Haggar Corp.

4.1           Amendment No. 1 to Rights Agreement, dated as of August 31, 2005, between Haggar Corp. and Mellon Investor Services LLC.

99.1         Stock Voting Agreement, dated as of August 31, 2005, among Texas Clothing Holding Corp., Haggar Corp. and J.M. Haggar, III.

99.2         Stock Voting Agreement, dated as of August 31, 2005, among Texas Clothing Holding Corp., Haggar Corp. and Frank D. Bracken.

99.3         Stock Voting Agreement, dated as of August 31, 2005, among Texas Clothing Holding Corp., Haggar Corp. and Kahn Brothers & Co., Inc.

99.4         Stock Voting Agreement, dated as of August 31, 2005, among Texas Clothing Holding Corp., Haggar Corp. and John C. Tolleson.

99.5         Employee Confidential Information and Invention Assignment Agreement, dated as of August 31, 2005, among Haggar Corp. and J.M. Haggar, III.

99.6         Employee Confidential Information and Invention Assignment Agreement, dated as of August 31, 2005, among Haggar Corp. and Frank D. Bracken.

99.7         Press release dated September 1, 2005.

In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure) shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2005	HAGGAR CORP.
(Registrant)

	By:	/s/ John W. Feray
John W. Feray
(Chief Accounting Officer)